UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

October 1, 2018

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited.

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3000 Lawrence Street Denver, CO 80205 1.720.699.7222 or Investor relations +1.888.717.5655

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

PHOENIX LIFE SCIENCE INTERNATIONAL LIMITED

Form 8-K

Current Report

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On October 1, 2018, the Company’s Board of Directors accepted the resignation of Lewis “Spike” Humer from his position as Interim Chief Executive Officer.

On October 1, 2018, the Company's Board of Directors appointed Martin Tindall to the Board of Directors, and to serve as the Company's Chief Executive Officer. Mr. Tindall has held various roles including Chief Information Officer at Bartercard and Executive Director of Kronos International Investments, working with clients in a wide range of industries. Tindall founded Phoenix Life and its related companies after losing his father to chemotherapy in treating pancreatic cancer. Today, driving the vision for a better future for healthcare, Tindall leads the Phoenix Team.

On October 1, 2018, the Company's Board of Directors appointed Geoff Boynton to the Board of Directors, and to serve as the Company's Chief Financial Officer. Mr. Boynton has over 20 years of experience as a Chief Financial Officer for a variety of prestigious horticulture and healthcare businesses and has professional training in both science and business. He brings widespread experience in mergers and acquisitions and has been involved in the achievement of several IPOs and secondary raisings.

On October 1, 2018, the Company’s Board of Directors appointed Janelle Marsden to the Board of Directors in the capacity of Managing Director. Ms. Marsden will oversee the infrastructure developments of Phoenix Life and ensure that the company continues to meet its environmental, financial, scheduling and quality outcomes. Marsden has worked on large-scale implementation projects and managed large agriculture developments. Her skills include agricultural grow, product implementation, organization and marketing.

On October 1, 2018, the Company’s Board of Directors appointed Stephen Cornford to the Board of Directors in the Capacity of Advisor and Director of Investment. He boasts a career of over 30 years in finance and investment. Cornford’s previous roles have prepared him to ensure that the financial audit and compliance requirements are met for Phoenix Life.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 3, 2018, the Company’s Board of Directors announced the resignation of Lewis “Spike” Humer from his position as Interim CEO, and the concurrent appointment of Martin Tindall as the Company’s new CEO. The Company’s Board of Directors further announced that Geoffrey Boynton has been appointed as CFO. And finally, the Company’s Board of Directors announced that Mr. Tindall, Mr. Boynton, Janelle Marsden, and Stephen Cornford were appointed to the Company’s Board of Directors, and that Lewis “Spike” Humer was remaining on the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press Release issued October 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited
Date: October 3, 2018	By:	/s/ Martin Tindall
Martin Tindall
Chief Executive Officer

	By:	/s/ Geoff Boynton
Geoff Boynton
Company Secretary